Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contact:	Christian S. Schade Senior VP and CFO Phone: 609-430-2880	Laura S. Choi Investor Relations Phone: 609-430-2880, x2216	Jean Mantuano Corporate Communications (media) Phone: 609-430-2880, x2221

Medarex Announces Pricing of $100 Million Convertible Senior Note Offering

Princeton, N.J.; July 18, 2003 – Medarex, Inc. (Nasdaq: MEDX) announced today the pricing of a private placement of $100 million aggregate principal amount of 4.25% Convertible Senior Notes due 2010 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The placement of the Notes is expected to close on July 23, 2003, subject to customary closing conditions.

The Notes will bear interest at 4.25% per annum and will be initially convertible at the option of the holder into shares of Medarex Common Stock at the rate of 148.8261 shares per each $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $6.72 per share, subject to anti-dilution adjustments. The initial conversion price represents a 27.5% premium over the closing sale price on NASDAQ of Medarex Common Stock on July 17, 2003, which was $5.27 per share. Medarex has also granted the initial purchasers of the Notes an option to purchase up to an additional $25 million in aggregate principal amount of the Notes.

The net proceeds from the offering will be used for general corporate purposes. A portion of the net proceeds will be used to purchase U.S. Treasury security strips to collateralize the Notes in an amount sufficient to pay the initial six interest payments on the Notes. Medarex may also use a portion of the net proceeds to repay a portion of our outstanding indebtedness and to acquire products or companies that further our strategic goals, although the Company currently has not entered into any agreement relating to any such transactions and has no current plans to do so.

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy the Notes. The convertible senior notes being offered have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Unless so registered, the Notes and the common stock issuable upon conversion of the Notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state laws.

Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to certain risks and uncertainties

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that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “potential”; “believes”; “anticipates”; “intends”; “plans”; “expects”; “estimates”; “could”; or similar statements are forward-looking statements. Medarex disclaims, however, any intent or obligation to update these forward-looking statements. Risks and uncertainties include risks associated with product discovery and development as well as risks detailed from time to time in Medarex’s public disclosure filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and subsequent Quarterly Reports on Form 10-Q. There can be no assurance that such development efforts will succeed, that such products will receive required regulatory clearance or that, even if such regulatory clearance were received, such products would ultimately achieve commercial success. Copies of Medarex’s public disclosure filings are available from its investor relations department.

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Medarex®, the Medarex logo, UltiMAbSM and UltiMAb Human Antibody Development SystemSM are trademarks and service marks of Medarex, Inc. All rights are reserved.

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